Exhibit 99.1

Press Release

Two North Broadway

Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB CORP. REPORTS FINANCIAL RESULTS FOR

THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025

Tangible book value per share increased 13.6% year-over-year to $12.45 per share at December 31, 2025, reflecting strong annual earnings growth and an improvement in the unrealized losses on the available-for-sale investment portfolio

LCNB Wealth Management assets increased 12.9% year-over-year to a record $1.56 billion at December 31, 2025, driving record fiduciary income of $9.5 million for the 2025 full year

Return on average assets was 1.01% and 1.02%, respectively, for the three and twelve months ended December 31, 2025

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and twelve months ended December 31, 2025.

Commenting on the financial results, LCNB Chief Executive Officer, Eric Meilstrup said, “2025 was a transformative year for LCNB, reflecting the earnings power of our enhanced platform following the acquisitions of Eagle Financial Bancorp, Inc. ("Eagle") and Cincinnati Bancorp, Inc. ("Cincinnati Federal"). During the year, we executed strategies aimed at proactively strengthening our balance sheet, expanding net interest margin, maintaining tight control over operating expenses, continuing the growth of LCNB Wealth Management, and further investing in our leadership team. I am pleased to report that these efforts contributed to record annual net income of $23.1 million in 2025, resulting in a 1.02% return on average assets for the full year and a 13.6% increase in tangible book value to $12.45 per share at December 31, 2025.”

“During the fourth quarter of 2025, we increased our provision for credit losses on loans primarily due to a reserve against one loan in the logistics sector and to support recent loan growth. The provision for credit losses during the fourth quarter reduced after-tax earnings by $0.08 per diluted share. LCNB’s exposure to the logistics industry is limited and our overall asset quality remains strong with nonperforming loans to total loans of 0.14% at December 31, 2025, compared to 0.27% at December 31, 2024,” continued Mr. Meilstrup.

“As we look ahead to 2026, we remain focused on disciplined growth, including measured loan growth, continued strength in wealth management, and stable asset quality.  We believe this balanced approach positions LCNB to deliver another year of consistent returns and continued book value growth,” concluded Mr. Meilstrup.

Income Statement

Net income for the 2025 fourth quarter was $5.7 million, compared to $6.1 million for the same period in 2024. Earnings per basic and diluted share for the 2025 fourth quarter were $0.40, compared to $0.44 for the same period in 2024. Net income for the twelve-month period ended December 31, 2025, was $23.1 million, compared to $13.5 million for the same period in 2024. Earnings per basic and diluted share for the twelve-month period ended December 31, 2025 were $1.63, compared to $0.97 for the same period in 2024.

Net interest income for the three months ended December 31, 2025 was $18.3 million, compared to $16.7 million for the same period in 2024. Net interest income for the twelve-month period ended December 31, 2025 was $70.2 million, as compared to $60.8 million in the same period in 2024. The year over year growth in net interest income was primarily due to the reduction in average interest rates paid on interest-bearing liabilities and higher average rates earned on loans. For the 2025 fourth quarter, LCNB’s tax equivalent net interest margin was 3.69%, compared to 3.22% for the same period in 2024. Net interest margin for the twelve-month period ended December 31, 2025 was 3.50%, as compared to 2.91% in the same period in 2024.

Non-interest income for the three months ended December 31, 2025 was $5.6 million, compared to $6.0 million for the same period in 2024. The 6.5% year-over-year decrease was primarily due to a $0.5 million reduction in net gains from sales of loans and lower service charges and fees on deposit accounts, partially offset by $0.2 million of higher fiduciary income. For the twelve months ended December 31, 2025, non-interest income increased 6.7% to $21.8 million, compared to $20.4 million for the same period in 2024, as a result of higher fiduciary income and service charges and fees on deposit accounts, partially offset by lower net gains from sales of loans and bank-owned life insurance income.

Non-interest expense for the three months ended December 31, 2025 was $15.4 million, compared to $14.6 million for the same period in 2024.  The $0.8 million increase was primarily due to higher salaries and employee benefits, computer, and contracted services expenses, as well as higher other non-interest expenses. For the twelve months ended December 31, 2025, non-interest expense was $1.4 million lower than the comparable period in 2024, partially due to a $3.3 million reduction in merger-related expenses and lower FDIC insurance premiums, partially offset by higher salaries and employee benefits, contracted services, and other non-interest expenses.

Capital Allocation

For the three months ended December 31, 2025, LCNB paid $0.22 per share in dividends. For the full year ended December 31, 2025, LCNB paid $0.88 per share in dividends.

Balance Sheet

Total assets at December 31, 2025 decreased 2.9%, to $2.24 billion, from $2.31 billion at December 31, 2024. Net loans at December 31, 2025 were $1.69 billion, a decrease of 1.1%, or $18.0 million, from December 31, 2024. During the year ended December 31, 2025, the Company originated $375.1 million in loans and sold $102.4 million into the secondary market, which contributed $2.9 million of gains to full year non-interest income.

Loans held for sale totaled $1.7 million at December 31, 2025, compared to $5.6 million at December 31, 2024, and were primarily composed of loans scheduled to be sold to an investor.

Total deposits at December 31, 2025 decreased 2.0%, to $1.84 billion, compared to $1.88 billion at December 31, 2024. The change includes modest growth in noninterest‑bearing demand deposit accounts, and the decline in interest‑bearing balances reflects the strategic runoff of higher‑cost certificates of deposit and IRA balances as part of the Company’s funding optimization strategy.

At December 31, 2025, shareholders' equity was $273.9 million, compared to $253.0 million at December 31, 2024. On a per-share basis, shareholders' equity at December 31, 2025 was $19.30, compared to $17.92 at December 31, 2024.

At December 31, 2025, tangible shareholders' equity was $176.7 million, compared to $154.7 million at December 31, 2024. The 14.2% year-over-year increase in tangible shareholders' equity was primarily from higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio. On a per-share basis, tangible shareholders' equity was $12.45 at December 31, 2025, compared to $10.96 at December 31, 2024.

Assets Under Management

Total assets managed at December 31, 2025, were $4.14 billion, compared to $4.23 billion at December 31, 2024. The year-over-year decrease in total assets managed was due to lower LCNB total assets, mortgage loans serviced, and cash management, partially offset by higher trust and investments and brokerage accounts. Trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts and an increase in the fair value of managed assets.

Asset Quality

For the 2025 fourth quarter, LCNB recorded a provision for credit losses of $1.5 million, compared to a provision for credit losses of $0.6 million for the 2024 fourth quarter. For the twelve months ended December 31, 2025, LCNB recorded a total provision for credit losses of $1.9 million, compared to a total provision for credit losses of $2.0 million for the twelve months ended December 31, 2024.

Net recoveries for the 2025 fourth quarter were $14,000, or 0.00% of average loans, compared to net charge-offs of $595,000, or 0.14% of average loans, annualized, for the same period in 2024. For the 2025 twelve-month period, net charge-offs were $273,000, or 0.02% of average loans, compared to net charge-offs of $742,000, or 0.04% of average loans, for the 2024 twelve-month period.

During the fourth quarter of 2025, the Company increased its provision for credit losses due to loan growth, but primarily to fully reserve for a $1.4 million loan within the logistics sector.  The Company does not believe there will be any additional reserves associated with this loan and anticipates the loan will be charged off during the first quarter of 2026.  LCNB believes this event is isolated to this borrower, and does not reflect the overall strength, diversity, or performance of its loan portfolio or the markets the Company serves.

Total nonperforming loans, which include non-accrual loans and loans past due 90 days or more and still accruing interest, were $2.3 million, or 0.14% of total loans, at December 31, 2025, compared to $4.6 million, or 0.27% of total loans, at December 31, 2024. The year-over-year decrease in nonaccrual loans was primarily due to the disposition of one commercial real estate loan. The nonperforming assets to total assets ratio was 0.10% at December 31, 2025, compared to 0.20% at December 31, 2024.

About LCNB Corp.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.”

Learn more about LCNB Corp. at www.lcnb.com

Forward-Looking Statements

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.  Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations.  Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;
2.

LCNB’s ability to integrate recent and future acquisitions, including Cincinnati Bancorp, Inc. and Eagle Financial Bancorp, Inc., may be unsuccessful or may be more difficult, time-consuming, or costly than expected;

3.	LCNB may incur increased loan charge-offs in the future and the allowance for credit losses may be inadequate;
4.	LCNB may face competitive loss of customers;
5.

changes in the interest rate environment, either by interest rate increases or decreases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

6.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
7.	changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
8.	LCNB may experience difficulties growing loan and deposit balances;
9.	United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB's operating results and financial condition;
10.

global and/or domestic geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities, currency, and stability, which could adversely affect LCNB's operating results and financial condition;

11.

difficulties with technology or data security breaches, including cyberattacks or widespread outages, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;

12.

adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and

13.

government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made.  Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.